Exhibit 10.2

INCREMENTAL COMMITMENT AND LENDER JOINDER AGREEMENT

THIS INCREMENTAL COMMITMENT AND LENDER JOINDER AGREEMENT (this “Agreement”), dated as of December 30, 2022 (the “Incremental Closing Date”), is entered into by and among AVISTA CORPORATION, a Washington corporation (the “Borrower”), COBANK, ACB, a federal chartered instrumentality of the United States (the “Incremental Lender”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”); and has reference to the following facts and circumstances (the “Recitals”):

A. The Borrower, the Lenders and the Administrative Agent entered into a Term Loan Credit Agreement dated as of December 14, 2022 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement.

B. The Borrower, pursuant to Section 2.22(a) of the Credit Agreement, by notice to the Administrative Agent, requested an increase in the Commitments in the amount of $50,000,000 (the “Incremental Commitment”) and Incremental Lender is willing to make a Loan to Borrower on the Incremental Closing Date in the amount of the Incremental Commitment, subject to the terms and conditions set forth below.

In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

Section 1. Recitals. The Recitals are true and correct, and, together with the defined terms set forth herein, are incorporated by this reference.

Section 2. Incremental Commitment. As of the Incremental Closing Date, the aggregate Commitments are increased to $150,000,000. Schedule 2.01 (Names, Commitments and Addresses of Initial Lenders) to the Credit Agreement shall be deemed revised to reflect the increase and the Incremental Commitment provided by the Incremental Lender, in the form of Schedule 2.01 (Names, Commitments and Addresses of Lenders) attached to this Agreement.

Section 3. Joinder.

(a) The Borrower and the Administrative Agent agree that as of the Incremental Closing Date, the Incremental Lender shall (i) be a party to the Credit Agreement, (ii) be a Lender for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(b) The Incremental Commitment shall be a Commitment (and not a separate facility under the Credit Agreement) and the Incremental Lender shall be, and have all the rights and obligations of a Lender, and the Loan made by the Incremental Lender on the Incremental Closing Date pursuant to Section 2.22(e) of the Credit Agreement shall be a Loan for all purposes of the Credit Agreement.

(c) The Incremental Lender agrees to become a “Lender” under the Credit Agreement with a Commitment of $50,000,000. The Incremental Lender further acknowledges and agrees that it will be bound by the terms of the Credit Agreement and the other Loan Documents as fully and to the same extent as if the Incremental Lender was an original Lender under the Credit Agreement and the other Loan Documents.

(d) The Incremental Lender: (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and to become a Lender under the Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Credit Agreement, (C) from and after the Incremental Closing Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement, and (E) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to become a party to the Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Incremental Closing Date:

(a) The execution, delivery and performance by the Borrower of this Agreement are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action on the part of the Borrower and require no action by or in respect of, consent of or filing or recording with, any Governmental Authority or any other Person.

(b) The execution, delivery and performance by the Borrower of this Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of any of the organizational documents of the Borrower, any applicable Law, order, writ, judgment or decree of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of this Agreement, or any provision of any indenture or other material agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound or to which the Borrower or any of its property is subject in a matter which could reasonably be expected to impair the validity and enforceability of this Agreement.

(c) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The representations and warranties in the Credit Agreement are true and correct and immediately after giving effect to the Incremental Commitment, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(e) No Default or Event of Default has occurred and is continuing or would occur immediately after giving effect to the Incremental Commitment.

Section 5. Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of the following:

(a) Counterparts of this Agreement duly executed by the Borrower, the Incremental Lender and the Administrative Agent.

(b) The Note, payable to the order of Incremental Lender, in the principal amount of $50,000,000.

(c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(d) Payment in good funds by the Incremental Lender to Administrative Agent of its Loan, in the amount of $50,000,000.

(e) All documentation and other information with respect to the Borrower that the Incremental Lender reasonably determines is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 6. Miscellaneous.

(a) Ratification. The Borrower consents, acknowledges and agrees to the joinder and the amendment set forth in this Agreement and confirms and ratifies in all respects the Loan Documents to upon and after the effectiveness of this Agreement.

(b) Fees and Expenses. The Borrower shall pay on demand all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Agreement and any other documents prepared in connection herewith, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.11 and 10.15 of the Credit Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03 of the Credit Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

(e) Entire Agreement. This Agreement, together with the other Loan Documents constitute the entire contract between or among the parties relative to the subject matter thereof, and any previous agreement between or among the parties with respect to the subject matter thereof is superseded by the Agreement. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any inconsistency or conflict between this Agreement and the Credit Agreement, the terms, provisions and conditions contained in this Agreement shall govern and control.

(f) Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns (subject to Section 10.04 of the Credit Agreement).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

AVISTA CORPORATION

By:	/s/ Jason E. Lang
Name:	Jason E. Lang
Title:	Assistant Treasurer and Director of Finance and Risk

[Signature Page – Borrower – Incremental Commitment and Lender Joinder Agreement]

Administrative Agent:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Senior Vice President

[Signature Page – U.S. Bank – Incremental Commitment and Lender Joinder Agreement]

Incremental Lender:

Co Bank, ACB

By:	/s/ Kelli Cholas
Name:	Kelli Cholas
Title:	Assistant Corporate Secretary

[Signature Page – Increasing Lender – Incremental Commitment and Lender Joinder Agreement]

SCHEDULE 2.01

Names, Commitments and Addresses of Lenders

Lender	Commitment
U.S. Bank National Association 214 N. Tryon Street (CN-NC-H35G) Charlotte, North Carolina 28202-1078 Attention: Utilities Division (704) 335-2452 john.eyerman@usbank.com	$50,000,000
MUFG Bank, Ltd. 445 S. Figueroa Street (13th Floor) Los Angeles, California 90071 Attention: Matthew Bly, Director (213) 236-5429 mbly@us.mufg.jp	$50,000,000
CoBank, ACB 6340 S. Fiddlers Green Circle Greenwood Village, Colorado 80111 Attention: Power, Energy & Utilities (303) 740-4385 gkaiser@cobank.com	$50,000,000
Total:	_____________ $150,000,000